Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On August 30, 2013, SciQuest, Inc. (“SciQuest”) acquired all of the outstanding capital stock of CombineNet, Inc. (“CombineNet”), a leading provider of advanced sourcing software. The acquisition of CombineNet expands SciQuest’s strategic sourcing footprint with an advanced, cloud-based tool that improves procurement decisions for spend categories that are typically beyond the capabilities of traditional eSourcing software. The purchase price consisted of approximately $26.6 million in cash and 819,970 shares of SciQuest’s common stock at a fair value of $17.1 million, of which $2.5 million in cash and 75,507 shares of common stock were deposited in escrow to satisfy potential indemnification claims. The purchase price is subject to an adjustment based on the closing amount of working capital of CombineNet. The acquisition was accounted for under the purchase method of accounting.

The unaudited pro forma combined consolidated balance sheet and statements of operations and accompanying notes referred to herein as the “Pro Forma Financial Statements” should be read in conjunction with:

•

the separate unaudited historical financial statements of SciQuest as of and for the six months ended June 30, 2013 included in SciQuest’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013 and filed with the Securities and Exchange Commission on August 8, 2013;

•

the separate audited historical financial statements of SciQuest as of and for the year ended December 31, 2012 included in SciQuest’s Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the Securities and Exchange Commission on March 8, 2013; and,

•

the separate unaudited historical financial statements of CombineNet as of and for the six months ended June 30, 2013 and the separate audited historical financial statements as of and for the year ended December 31, 2012, which are included in this amendment to our Current Report on Form 8-K.

The Pro Forma Financial Statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the transaction had been consummated as of the date indicated. The Pro Forma Financial Statements are based upon currently available information and assumptions and estimates which SciQuest believes are reasonable. These assumptions and estimates, however, are subject to change. SciQuest’s management believes that all adjustments have been made that are necessary to fairly present the pro forma information.

SciQuest, Inc.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of June 30, 2013

(in thousands)

	SciQuest, Inc.	CombineNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$11,097	$956	$—		$12,053
Short-term investments	35,310	—	(26,575)	A	8,735
Accounts receivable, net	10,598	1,692	—		12,290
Prepaid expenses and other current assets	1,317	364	(116)	B	1,565
Deferred tax asset	90	—	129	F	219
Total current assets	58,412	3,012	(26,562)		34,862
Property and equipment, net	8,882	748	(361)	C	9,269
Goodwill	36,553	—	29,283	D	65,836
Intangible assets, net	14,426	—	17,500	E	31,926
Deferred project costs	6,438	—	116	B	6,554
Deferred tax asset, less current portion	13,929	—	(2,156)	F	11,773
Other	120	—	—		120
Total assets	$138,760	$3,760	$17,820		$160,340

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,220	$464	$—		$1,684
Accrued liabilities	7,597	515	—		8,112
Line of credit	—	500	(500)	G	—
Current maturities of long-term debt	—	150	(150)	G	—
Deferred revenues	46,283	4,654	(1,187)	I	49,750
Total current liabilities	55,100	6,283	(1,837)		59,546
Deferred revenues, less current portion	13,468	104	(26)	I	13,546
Long-term debt, less current portion	—	187	(187)	G	—

Commitments and contingencies

Stockholders’ equity:
Common stock	23	—	1	K	24
Preferred stock	—	5	(5)	L	—
Additional paid-in capital	87,022	4,931	12,124	K, L	104,077
Accumulated other comprehensive loss	(1,147)	(71)	71	L	(1,147)
Accumulated deficit	(15,706)	(7,679)	7,679	L	(15,706)
Total stockholders’ equity	70,192	(2,814)	19,870		87,248
Total liabilities and stockholders’ equity	$138,760	$3,760	$17,820		$160,340

See accompanying notes to unaudited pro forma financial statements.

SciQuest, Inc.

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the year ended December 31, 2012

(in thousands, except per share amounts)

	SciQuest, Inc.	CombineNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$66,465	$12,399	$(1,202)	R	$77,662
Cost of revenues	20,270	2,905	735	M, N	23,910
Gross profit	46,195	9,494	(1,937)		53,752
Operating expenses:
Research and development	17,188	2,241	37	N	19,466
Sales and marketing	17,907	4,360	73	N	22,340
General and administrative	10,918	2,505	473	N, O	13,896
Amortization of intangible assets	1,268	—	1,686	M	2,954
Depreciation and amortization	—	226	(226)	N, J	—
Total operating expenses	47,281	9,332	2,043		58,656
(Loss) income from operations	(1,086)	162	(3,980)		(4,904)
Other income (expense):
Interest income	95	—	—		95
Interest expense	—	(48)	48	P	—
Other expense, net	(82)	(175)	—		(257)
Total other income (expense), net	13	(223)	48		(162)
Loss before income taxes	(1,073)	(61)	(3,932)		(5,066)
Income tax expense	(103)	—	1,489	S	1,386
Net loss	$(1,176)	$(61)	$(2,443)		$(3,680)

Net loss per share:
Basic	$(0.05)				$(0.16)
Diluted	$(0.05)				$(0.16)
Weighted average shares outstanding used in computing per share amounts:
Basic	22,285		820	K	23,105
Diluted	22,285		820	K	23,105

See accompanying notes to unaudited pro forma financial statements.

SciQuest, Inc.

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the six months ended June 30, 2013

(in thousands, except per share amounts)

	SciQuest, Inc.	CombineNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$41,870	$6,907	$(19)	Q	$48,758
Cost of revenues	13,183	1,540	360	M, H	15,083
Gross profit	28,687	5,367	(379)		33,675
Operating expenses:
Research and development	13,393	1,098	12	H	14,503
Sales and marketing	10,730	2,273	25	H	13,028
General and administrative	5,984	1,535	16	H	7,535
Amortization of intangible assets	943	—	798	M	1,741
Depreciation and amortization	—	108	(108)	H, J	—
Total operating expenses	31,050	5,014	743		36,807
(Loss) income from operations	(2,363)	353	(1,122)		(3,132)
Other (expense) income:
Interest income	40	—	—		40
Interest expense	—	(22)	22	P	—
Other (expense) income, net	(45)	2,343	(2,343)	Q	(45)
Total other (expense) income, net	(5)	2,321	(2,321)		(5)
(Loss) income before income taxes	(2,368)	2,674	(3,443)		(3,137)
Income tax benefit	1,236	—	291	S	1,527
Net (loss) income	$(1,132)	$2,674	$(3,152)		$(1,610)

Net loss per share:
Basic	$(0.05)				$(0.07)
Diluted	$(0.05)				$(0.07)
Weighted average shares outstanding used in computing per share amounts:
Basic	22,677		820	K	23,497
Diluted	22,677		820	K	23,497

See accompanying notes to unaudited pro forma financial statements.

SciQuest, Inc.

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(in thousands)

1.  Basis of Pro Forma Presentation

The accompanying Pro Forma Financial Statements are based on the historical financial statements of SciQuest and CombineNet after giving effect to the acquisition of CombineNet by SciQuest using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma combined consolidated balance sheet as of June 30, 2013 gives effect to the transaction as if it had occurred on June 30, 2013. The unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 give effect to the transaction as if it had occurred on January 1, 2012.

2.  Preliminary Purchase Price Allocation

The preliminary purchase consideration consisted of the following:

Cash	$26,575
Fair value of common stock	17,055
Total purchase consideration	$43,630
Cash acquired	1,042
Net purchase consideration	$42,588

The purchase price was allocated on a preliminary basis to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets acquired was recorded as goodwill. The following summarizes the preliminary purchase price allocation:

	Estimated Useful Life	Estimated Fair Value
Accounts receivable		$2,679
Prepaid expenses and other current assets		334
Property and equipment		464
Deferred project costs		121
Deferred tax asset		5,323
Other assets		30
Covenant not to compete	2 years	100
Trademarks	3 years	300
Acquired technology	7 years	4,100
Customer relationships	15 years	13,000
Goodwill		28,811
Accounts payable		(98)
Accrued expenses		(786)
Deferred tax liability		(7,350)
Deferred revenues		(4,440)
Total purchase consideration		$42,588

3.  Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma combined consolidated financial statements:

(A) To reflect the cash consideration paid of $26,575.

(B) To reclassify deferred commission costs from prepaid expenses to deferred project costs, to conform to SciQuest’s basis of presentation.

(C) To reflect the fair value adjustment related to CombineNet’s capitalized software development costs.

(D) To reflect the fair value of acquired goodwill based on net assets acquired and liabilities assumed as if the acquisition occurred on June 30, 2013. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the acquisition is the result of changes in the assets and liabilities of CombineNet between June 30, 2013 and the closing date of August 30, 2013.

(E) To reflect the fair value of acquired definite-lived intangible assets consisting of customer relationships of $13,000, acquired technology of $4,100, trademarks of $300, and covenants not to compete of $100.

(F) To establish deferred tax assets and liabilities related to the acquisition. Long-term deferred tax assets and liabilities of SciQuest and CombineNet are presented on a net basis.

(G) To reflect the payoff of CombineNet’s line of credit of $500, and its current and long-term outstanding debt of $150 and $187, respectively, in connection with the acquisition.

(H) To reclassify CombineNet’s depreciation expense of $70 for the six months ended June 30, 2013 to cost of revenues of $17, research and development expense of $12, sales and marketing expense of $25, and general and administrative expense of $16, to conform to SciQuest’s basis of presentation.

(I) To reflect the fair value adjustment related to CombineNet’s deferred revenue balances.

(J) To remove amortization expense of $38 and $25 for the six months ended June 30, 2013 and the year ended December 31, 2012, respectively, related to CombineNet’s capitalized software development costs.

(K) To reflect the issuance of 819,970 shares of SciQuest’s common stock with a par value of $1 and a deemed value at issuance of $17,055.

(L) To eliminate the preferred stock, additional paid-in capital, accumulated other comprehensive loss, and accumulated deficit of CombineNet.

(M) To record amortization expense related to acquired definite-lived intangible assets.

(N) To reclassify CombineNet’s depreciation expense of $201 for the year ended December 31, 2012 to cost of revenues of $49, research and development expense of $37, sales and marketing expense of $73, and general and administrative expense of $42, to conform to SciQuest’s basis of presentation.

(O) To record acquisition costs of $431.

(P) To eliminate interest expense related to outstanding debt that was paid off in connection with the acquisition.

(Q) To record a reduction of $19 and $2,343 from revenues and other income, respectively, for the six months ended June 30, 2013, related to the estimated fair value adjustment of acquired deferred revenue.

(R) To record a reduction in revenues of $1,202 for the year ended December 31, 2012, related to the estimated fair value adjustment of acquired deferred revenue.

(S) To reflect the tax effect of the pro forma adjustments described above, utilizing SciQuest’s federal and state statutory rates.